AGREEMENT AND PLAN OF MERGER

                               By and Among

                       INTELLIGENT ELECTRONICS, INC.

                                    and

                      IE OHIO ACQUISITION CORPORATION

                                    and

                           THE FUTURE NOW, INC.



                        Dated as of April 28, 1995

                             TABLE OF CONTENTS
                                                                       Page

ARTICLE 1 - THE MERGER AND RELATED MATTERS. . . . . . . . . . . . . . .   1

     1.1.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2.  Conversion of Stock. . . . . . . . . . . . . . . . . . . . .   2
     1.3.  Dissenting Shareholders. . . . . . . . . . . . . . . . . . .   3
     1.4.  Exchange Procedures. . . . . . . . . . . . . . . . . . . . .   3
     1.5.  Options and Warrants . . . . . . . . . . . . . . . . . . . .   6
     1.6.  Certificate of Incorporation of the Surviving
           Corporation. . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.7.  Code of Regulations of the Surviving Corporation . . . . . .   7
     1.8.  Directors and Officers of the Surviving
           Corporation. . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.9.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .   8

     2.1.  Representations and Warranties of the Company. . . . . . . .   8
     2.2.  Representations and Warranties of Parent and Sub . . . . . .  22

ARTICLE 3 - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  30

     3.1.  Acquisition Proposals. . . . . . . . . . . . . . . . . . . .  30
     3.2.  Employee Benefits. . . . . . . . . . . . . . . . . . . . . .  30
     3.3.  Access and Information . . . . . . . . . . . . . . . . . . .  31
     3.4.  Certain Filings, Consents and Arrangements . . . . . . . . .  32
     3.5.  Indemnification and Insurance. . . . . . . . . . . . . . . .  32
     3.6.  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     3.7.  Proxy; Registration Statement. . . . . . . . . . . . . . . .  33
     3.8.  Shareholders' Meeting. . . . . . . . . . . . . . . . . . . .  34
     3.9.  Antitakeover Statutes. . . . . . . . . . . . . . . . . . . .  34
     3.10. Listing. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     3.11. Restriction on Dividends, Splits, Etc. . . . . . . . . . . .  35
     3.12. Conduct of the Business of the Company Pending
           the Closing Date . . . . . . . . . . . . . . . . . . . . . .  35
     3.13. Best Efforts . . . . . . . . . . . . . . . . . . . . . . . .  36
     3.14. Notice of Default. . . . . . . . . . . . . . . . . . . . . .  37
     3.15. Treatment of Certain Debt. . . . . . . . . . . . . . . . . .  37
     3.16. Tax Status . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 4 - CONDITIONS PRECEDENT TO MERGER. . . . . . . . . . . . . . .  38
     4.1.  Conditions Precedent to Obligations of Parent,
           Sub and the Company. . . . . . . . . . . . . . . . . . . . .  38
     4.2.  Conditions Precedent to Obligations of Parent and
           Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 5 - TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . .  42

     5.1.  Termination. . . . . . . . . . . . . . . . . . . . . . . . .  42
     5.2.  Effect of Termination. . . . . . . . . . . . . . . . . . . .  45
     5.3.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     5.4.  Basic Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 6 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  46

     6.1.  Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.2.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.3.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     6.4.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     6.5.  Entire Agreement; Etc. . . . . . . . . . . . . . . . . . . .  48
     6.6.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.7.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.8.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.9.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . .  49
     6.10. Severability . . . . . . . . . . . . . . . . . . . . . . . .  49

                       AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of April 28, 1995 ("Agreement"), by and among INTELLIGENT ELECTRONICS, INC., a Pennsylvania corporation ("Parent"), IE OHIO ACQUISITION CORPORATION, an Ohio corporation ("Sub") and a wholly-owned subsidiary of Parent, and THE FUTURE NOW, INC., an Ohio corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent, subject to the terms and conditions of this Agreement;

          WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger") pursuant to and subject to the terms and conditions of this Agreement;

          WHEREAS, the parties intend that the Merger qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

                                 ARTICLE 1

                      THE MERGER AND RELATED MATTERS
                      ------------------------------
          1.1.  The Merger.

               (a) Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.9 hereof), a certificate of merger (the "Ohio Certificate of Merger") shall be duly prepared, executed and acknowledged by Sub and the Company in accordance with the Ohio General Corporation Law (the "OGCL") and shall be filed on the Closing Date (as defined in Section 1.9 hereof). The Merger shall become effective upon the filing of the Ohio Certificate of Merger with the Secretary of State of the State of Ohio in accordance with the provisions and requirements of the OGCL, or at such other time as may be set forth, by mutual agreement of the parties, in the Ohio Certificate of Merger. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

               (b) At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Ohio under the name of The Future Now, Inc. (the "Surviving Corporation").

               (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL.

          1.2.  Conversion of Stock.

               (a) At the Effective Time, each share of Common Stock, no par value, of the Company (the "Company Common Stock") then issued and outstanding (other than (i) any shares of Company Common Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any subsidiary of Parent (including Sub), all of which shall be canceled and none of which shall receive any payment with respect thereto, and (ii) shares of Company Common Stock held by Dissenting Shareholders, as defined in Section 1.3 hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the Per Share Merger Consideration (as defined in paragraph (b) below); and each issued and outstanding share of common stock of Sub shall be converted into and represent an issued and outstanding share of common stock of the Surviving Corporation.

               (b) As used herein, the term "Per Share Merger Consideration" shall mean .6588 (the "Conversion Number") shares of common stock, par value $.01 per share, of Parent (the "Parent Stock"). In the event that prior to the Effective Time the outstanding shares of Parent Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Parent's capitalization, all without Parent receiving adequate consideration therefor, then an appropriate and proportionate adjustment shall be made in the Conversion Number and in the number and kind of shares of Parent Stock to be thereafter delivered pursuant to this Agreement.

               (c) Notwithstanding the foregoing, no fractional shares of Parent Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after taking into account all certificates delivered by such holder at any one time) shall receive an amount in cash equal to such fraction of a share of Parent Stock, multiplied by the Average Closing Price of a share of Parent Stock. "Average Closing Price of a share of Parent Stock" means the average of the closing price per share of Parent Stock, as reported by The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source), for the 20 trading days ending on the second trading day prior to the Closing Date.

               (d) The shares of the Parent Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger.

          1.3. Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary but only to the extent required by Section 1701.85 of the OGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders who comply with all the provisions of Ohio law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Shareholders") shall not be converted into the Per Share Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholders pursuant to Ohio law; provided, however, that shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right of appraisal, in either case pursuant to the OGCL, shall thereupon be deemed to have been converted, as of the Effective Time, into the Per Share Merger Consideration, without interest. The Company shall give Parent and Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Ohio law. Except with the prior written consent of Parent, the Company will not voluntarily make any payment with respect to any demands for appraisal and will not settle or offer to settle any demand.

          1.4.  Exchange Procedures.

               (a) At and after the Effective Time, each certificate or certificates previously representing shares of Company Common Stock, taking into account all certificates of a holder of Company Common Stock delivered by such holder at any one time (taken together, a "Certificate"), shall represent (i) the number of whole shares of Parent Stock and (ii) the right to receive cash in lieu of fractional shares into which such Company Common Stock has been converted pursuant to Section 1.2 hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with this Section 1.4 without any interest thereon.

               (b) As of the Effective Time, for the benefit of the holders of shares of Company Common Stock, Parent shall deposit, or shall cause to be deposited, with an exchange agent (the "Exchange Agent"), for exchange in accordance with this Section 1.4, certificates representing the shares of Parent Stock and the Company shall deposit, or shall cause to be deposited with the Exchange Agent, cash in lieu of fractional shares (such cash and certificates for shares of Parent Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issued pursuant to Section 1.2 and to be paid pursuant to this Section 1.4 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall be Mellon Securities Transfer Services, or such other bank, trust company or financial institution as is mutually agreeable to Parent and the Company.

               (c) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and the Company may reasonably agree; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Stock and
(y) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 1.2, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of the Company Common Stock not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and (2) to evidence that all applicable stock transfer taxes have been paid.

               (d) Until surrendered in accordance with the provisions of this Section 1.4, each Certificate shall, subject to this paragraph (d), be deemed for all purposes to evidence ownership of the number of shares of Parent Stock into which the shares of Company Common Stock represented by such Certificate have been changed or converted. Whenever a dividend or other distribution is declared by Parent on the Parent Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement; provided that no dividend or other distribution declared or made on the Parent Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.4. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of Parent Stock.

               (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to Parent, they shall be canceled and exchanged for the shares of Parent Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.4.

               (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Stock) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be distributed and repaid to Parent. Any shareholders of the Company who have not theretofore complied with this Section 1.4 shall thereafter look only to Parent for payment of their shares of Parent Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on Parent Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims, except that any cash in lieu of fractional shares shall become the property of the Surviving Corporation. Notwithstanding the foregoing, none of Parent, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Stock and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Agreement.

          1.5. Options and Warrants. At the Effective Time, each option and warrant granted by the Company to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior thereto, shall be converted into an option or warrant (as applicable) to purchase shares of Parent Stock on the same terms and conditions as are in effect immediately prior to the Merger as adjusted as set forth below. Each such option and warrant that is converted shall be converted into an option or warrant (as applicable) to purchase such number of shares of Parent Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option or warrant, including any terms in the original option or warrant regarding acceleration; provided that, with respect to the directors of the Company and with respect to those employees of the Company whose employment with the Company or Parent is terminated by Parent or the Company within 180 days following the Closing Date (such directors and employees being herein referred to as "Subject Persons"), such options shall remain outstanding and exercisable and continue to vest throughout the full term thereof notwithstanding termination of the optionee's service as a director of, or employment with, the Company or Parent, but only on the condition that any such director or employee who holds "incentive stock options" (as defined in Section 422 of the Code) waives the loss of incentive stock option treatment with respect to such options):

               (a) the number of shares of Parent Stock to be subject to the new option or warrant shall be equal to the product of (i) the number of shares of the Company Common Stock subject to the original option or warrant and (ii) the Conversion Number (after giving effect to any increase or decrease thereto pursuant to Section 1.2(b) hereof), the product being rounded, if necessary, up or down, to the nearest whole share;

               (b) the exercise price per share of Parent Stock under the new option or warrant shall be equal to (i) the exercise price per share of the Company Common Stock under the original option or warrant divided by
(ii) the Conversion Number (after giving effect to any increase or decrease thereto pursuant to Section 1.2(b) hereof), rounded, if necessary, up or down, to the nearest cent;

               (c) any reference in the original option or warrant to the Company shall refer instead to Parent in the new option or warrant.

The adjustment provided herein with respect to options which are incentive stock options shall be effected in a manner consistent with Section 424(a) of the Code, except for options held by Subject Persons who have waived the loss of incentive stock option treatment with respect to such options. Immediately after the Effective Time, Parent shall file a registration statement or a post-effective amendment to the Registration Statement (as defined in Section 2.1(d)) or to any other registration statement registering the issuance of shares of Parent Common Stock upon exercise of the stock options or warrants issued or granted pursuant to this
Section 1.5.

          1.6. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

          1.7. Code of Regulations of the Surviving Corporation. The Code of Regulations of the Company, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving
Corporation until thereafter amended as provided by law.

          1.8. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Sub shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Code of Regulations of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the persons specified by Parent to the Company at or prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and Code of Regulations of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          1.9. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Pepper, Hamilton & Scheetz, 3000 Two Logan Square, Philadelphia, Pennsylvania, at 10:00 A.M., local time, on the day which is the third business day after the day on which the last of the conditions set forth in Section 4.1(a) and 4.1(b) hereof is fulfilled or waived (subject to applicable law), or at such other time and place and on such other date as Parent and the Company shall mutually agree (the "Closing Date").

                                 ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES
                      ------------------------------
          2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to and for the benefit of Parent and Sub all of the following except as and to the extent expressly disclosed on the schedule (the "Company Disclosure Schedule") attached hereto as Exhibit A, with reference to the corresponding paragraph of this Section 2.1 to which each disclosure relates:

               (a) Due Organization, Good Standing and Corporate Power. Each of the Company and its subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by its makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, results of operations or financial condition (the "Condition") of the Company and its subsidiaries taken as a whole. As used herein, the term "subsidiary" shall mean, with respect to any entity or person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such entity or person or one or more subsidiaries of such entity or person or by such entity or person and one or more subsidiaries of such entity or person. The Company Disclosure Schedule accurately identifies each of the jurisdictions in which the Company and its subsidiaries have been incorporated and each of the jurisdictions in which the Company and its subsidiaries have registered or qualified to do business as foreign corporations.

               (b) Authorization and Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (other than the approval of the Merger by the holders of the outstanding shares of Company Common Stock pursuant to the OGCL). This Agreement has been duly executed and delivered by the Company and, subject to the approval of the Merger by the holders of the outstanding shares of Company Common Stock pursuant to the OGCL, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and general equitable principles. The execution and delivery of this Agreement and the consummation of all transactions contemplated hereby or taken in furtherance hereof shall in no way be construed to have violated the Standstill Agreement dated as of July 2, 1992 (the "Standstill Agreement") between Parent and the Company.

               (c)  Capitalization.

                    (i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the date of this Agreement, (1) 7,578,566 shares of Company Common Stock are issued and outstanding, (2) 573,500 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options granted by the Company under the stock option plans identified in the Company Disclosure Schedule, and (3) 159,161 shares of Company Common Stock have been reserved for issuance pursuant to outstanding warrants of the Company. The Company Disclosure Schedule accurately sets forth the names of each person holding, as of the date hereof, an option, warrant or other right to acquire shares of Company Common Stock, the number of shares of Company Common Stock issuable upon the exercise of each such option, warrant or other right to acquire shares of Company Common Stock, the exercise prices thereof and the expiration dates thereof. All issued and outstanding shares of Company Common Stock have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 2.1(c) or the Company Disclosure Schedule, there are no shares of capital stock of the Company authorized, issued or outstanding, and there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the Company Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Company Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. All of the shares of Company Common Stock have the same voting and other rights, except as provided in the OGCL.

                   (ii) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Company's subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any subsidiary of the Company, pursuant to which such subsidiary is or may become obligated to issue any shares of capital stock of such subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such subsidiary.
There are no restrictions of any kind which prevent the payment of dividends by any of the Company's subsidiaries. Except for the Company's subsidiaries set forth in the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity interest in any person or entity or have any direct or indirect equity or ownership interest in any person or entity, and neither the Company nor any of its subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity.

               (d) Consents and Approvals; No Violations. Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, (ii) the filing of the Ohio Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Ohio are made, (iii) the requirements of the federal securities laws relating to (A) the registration of Parent Stock issuable in the Merger at the Effective Time pursuant to a registration statement on Form S-4 (the "Registration Statement") to be filed by Parent with the Securities and Exchange Commission (the "Commission") and applicable state securities laws, and (B) the submission of the Merger to, and the solicitation of proxies from, the Company's shareholders, are complied with, (iv) approval of the Merger by the holders of the Company Common Stock is received in compliance with the OGCL and (v) the requirements and conditions of this Agreement are met, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Articles of Incorporation, By-Laws or Code of Regulations of the Company or of any of its subsidiaries; (2) violate in any material respect any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a material violation, termination or breach of, conflict with, constitute (with or without the giving of notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, result in the forfeiture of any rights, entitlements or privileges under, create any right or entitlement (including, without limitation, to employment or compensation) not expressly provided for herein, or require the consent or approval of any party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, except for such violations, filings, consents, approvals, notices, terminations, breaches, conflicts, defaults, liens, security interests, charges, encumbrances, forfeitures, rights and entitlements that would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company. Without limiting the generality of the foregoing, the conversion of options and warrants pursuant to Section 1.5 hereof will not require the consent or approval of any of the holders of such options or warrants, and all notices required by the terms of the options and warrants to be given thereunder in connection with the Merger will have been given no later than the times required thereunder.

               (e) Certain Information. When the Registration Statement to be filed by Parent pursuant to Section 3.7 hereof or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Company Meeting (as defined in Section 3.8), such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by the Company relating to the Company or its subsidiaries, shall comply in all material respects with the provisions of all applicable securities laws. The Proxy Statement (as defined in Section 3.7) will comply in all material respects with the provisions of all applicable securities laws. If at any time prior to the time of the Company Meeting any event occurs which should be described in the Proxy Statement or any supplement or amendment thereto, the Company will file and disseminate, as required, a supplement or amendment which complies in all material respects with the provisions of all applicable securities laws. Prior to its filing with the Commission, the Proxy Statement and each amendment or supplement thereto shall be delivered to Parent and its counsel. The Proxy Statement will not, at the time it is mailed and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any written information supplied or to be supplied by the Company specifically for inclusion in the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information with respect to Parent, Sub or their respective officers, directors or affiliates provided to the Company by Parent in writing for inclusion in the Proxy Statement or in any supplements or amendments thereto.

               (f) Company Reports and Financial Statements. Since January 1, 1992, the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (the "Company Commission Filings"), and all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has heretofore made available to Parent true and complete copies of all forms, reports, documents, amendments thereto and other filings filed by the Company with the Commission since January 1, 1992 and prior to the date hereof (such forms, reports, documents and other filings, together with any amendments thereto, are sometimes collectively referred to herein as the "Company Commission Filings"). As of their respective dates, the Company Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets as of the end of the fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994, and the quarters ended within such fiscal years, and the statements of income, statements of shareholders' equity (if presented) and statements of cash flows for the fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994 and the quarters ended within such fiscal years included in the Company Commission Filings, were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations, shareholders' equity and cash flows for the periods then ended.

               (g) Absence of Undisclosed Liabilities. Except as set forth in the audited balance sheet of the Company as of December 31, 1994 or the notes thereto (the "Audited Balance Sheet") or in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material outstanding claims against it, liabilities or indebtedness, contingent or otherwise, other than liabilities incurred subsequent to December 31, 1994 in the ordinary course of business, consistent with past practices.

               (h) Accounts Receivable. The accounts receivable of the Company as reflected in the Audited Balance Sheet are, to the extent uncollected on the date of this Agreement, valid and existing and, to the Company's Knowledge (as defined in Section 6.1), fully collectible through the use of ordinary collection procedures (except for reserves set forth in such financial statements, which reserves were established in accordance with generally accepted accounting principles ("GAAP") and in an amount consistent with the Company's historical accounting policies), represent monies due for goods sold and delivered or services rendered (except as set forth in the Audited Balance Sheet), and are subject to no refunds, discounts, rebates or other adjustments (except discounts for prompt payment given in the ordinary course of business) and, to the Company's Knowledge, are not subject to any defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof. None of the Company's accounts receivable is subject to any factoring agreement.

               (i) Inventories. The inventories reflected in the Audited Balance Sheet were, and those reflected on the books of the Company since the date thereof have been, determined and valued in accordance with GAAP applied on a consistent basis as reflected in the Audited Balance Sheet, subject to inventory and obsolescence reserves established in accordance with GAAP applied on a consistent basis as reflected in the Audited Balance Sheet. In all material respects, the inventories of the Company consist of items which are good and merchantable, and are of a quality and quantity presently usable or salable in the ordinary course of business, subject to inventory and obsolescence reserves established in accordance with GAAP applied on a consistent basis.

               (j) Title to Properties; Encumbrances. The Company and each of its subsidiaries has good, valid and marketable title to (i) all its material tangible properties and assets (real and personal), including, without limitation, tangible properties and assets reflected in the Audited Balance Sheet, except as indicated in the notes thereto and except for tangible properties and assets reflected in such balance sheet which have been sold or otherwise disposed of in the ordinary course of business consistent with past practices, and (ii) all the material tangible properties and assets purchased by the Company and any of its subsidiaries since December 31, 1994, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business consistent with past practices; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for
(1) liens reflected in the Audited Balance Sheet, (2) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its subsidiaries in the operation of its respective business and (3) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent. The Company and each of its subsidiaries are in material compliance with all leases of real property leased by any of them, and have no Knowledge of any material default by the landlords under any such leases. In all material respects, the buildings and improvements owned or leased by the Company and its subsidiaries, and the operation and maintenance thereof, do not contravene any zoning or building law or ordinance or violate any restrictive covenant or any provision of federal, state or local law. The Company Disclosure Schedule hereto contains an accurate list and summary description of all real estate owned or leased by the Company or any of its subsidiaries. The Company has no Knowledge of any pending or threatened condemnation, eminent domain or similar proceeding with respect to any real property owned or leased by the Company or any of its subsidiaries.

               (k)  Absence of Certain Changes and Events.  Since
December 31, 1994: (i) there has not been any material adverse change in the Condition of the Company and its subsidiaries, taken as a whole; (ii) the businesses of the Company and each of its subsidiaries have been conducted in the ordinary course consistent with past practices; (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement except in the ordinary course of business consistent with past practice; (iv) the Company and its subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees except in the ordinary course of business consistent with past practice; (v) neither the Company nor any of its subsidiaries has taken any action referred to in Sections 3.12(a), 3.12(b)(i), (iii), (iv), (v), (vi), (vii) or (to the
extent it relates to the foregoing) (viii) or 3.12(c) hereof; (vi) the Company has not issued or sold any capital stock or other securities of any kind, except for the issuance of shares of Company Common Stock upon the exercise of options granted by the Company under one or more of the stock option plans identified in the Company Disclosure Schedule and except for the issuance of shares of Company Common Stock upon the exercise of warrants granted by the Company under one or more of the warrant agreements identified in the Company Disclosure Schedule, in either case in amounts not exceeding those set forth in the Company Disclosure Schedule; (vii) the Company has not declared, paid or set aside for payment any dividend or other distribution (payable in cash, securities or other property) in respect of its capital stock or other securities; and (viii) the Company has not split, combined, reclassified, redeemed, purchased or otherwise acquired any capital stock or other securities of the Company. Since December 31, 1994, no options or warrants have been granted by the Company covering shares of Company Common Stock and having a per share exercise price below the fair market value of the Company Common Stock on the date of grant.

               (l) Minute Books. In all material respects, the minute books of the Company and its subsidiaries, as previously made available to Parent and its representatives, contain accurate records of all corporate actions of the shareholders and Boards of Directors of the Company and its subsidiaries.

               (m) Compliance with Laws; Permits. The Company and its subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees (whether domestic or foreign), and have all material franchises, licenses, permits and certificates and other authorizations from federal, state, local and foreign governments and governmental agencies that are necessary for the conduct of their business except where such failure to comply or to obtain such authorization does not have, and is not reasonably likely to have, a material adverse effect on the Condition of the Company.

               (n) Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that is reasonably likely to result in the imposition, on the Company or any of its subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, which would be required to be disclosed pursuant to Item 103 or 303 of Regulation S-K (17 CFR 229); to the Knowledge of the Company and except as set forth in the Company Disclosure Schedule, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither the Company nor any of its subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (o) Material Contracts. The Company Disclosure Schedule contains a list of (i) any material agreement, arrangement or commitment of the Company or any of its subsidiaries, whether or not made in the ordinary course of business, or any agreement of the Company or any of its subsidiaries restricting its business activities, (ii) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any of its subsidiaries, other than instruments relating to transactions entered into in the ordinary course of business and other than any covered by the preceding clause (i), (iii) any agreement, arrangement or commitment of the Company or any of its subsidiaries relating to the employment, election, retention in office or severance of any present or former director or officer, (iv) any written employment or severance agreement between the Company or any of its subsidiaries and any employee thereof and (v) any agreement, arrangement or commitment involving payments by the Company or any of its subsidiaries in excess of $500,000 (collectively, the "Contracts").

          All such Contracts are valid, enforceable in accordance with their terms and in full force and effect and neither the Company nor any of its subsidiaries is in default thereunder in any material respect, except as set forth in the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, neither this Agreement nor the consummation of the Merger will authorize, entitle or permit any party to any of the Contracts to terminate, cancel, amend or renegotiate any such Contract or will adversely affect any of the Contracts in any material manner. Neither the Company nor any subsidiary has received notice that any party to any such Contract intends to cancel, terminate, amend or renegotiate such Contract.

               (p)  Litigation.  Set forth in the Company Disclosure
Schedule is an accurate and complete list, as of the date of this Agreement, of each action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or, to the Knowledge of the Company, any investigation by) any governmental or other instrumentality or agency (each, a "Proceeding") against or affecting the Company or any of its subsidiaries, or any of their properties or rights. There is no Proceeding pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or any of their properties or rights, except for such Proceedings that do not have and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company. There are no such suits, actions, claims, proceedings or investigations pending or, to the Knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding, that has had or could reasonably be expected to have a material adverse effect on the Condition of the Company.

               (q)  Employee Benefit Plans.

                    (i) List of Plans. Set forth in the Company Disclosure Schedule is an accurate and complete list of all material Benefit Plans established, maintained or contributed to by the Company or any of its subsidiaries in which any employees of the Company or any of its subsidiaries currently participates. As used herein, the term "Benefit Plans" means all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as all plans, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock option, stock purchase, group insurance, accident, sickness, medical, dental, disability, and all vacation pay, severance pay, incentive compensation, bonus and other employee benefits or fringe benefits (including health, life insurance and other benefit plans maintained for retirees), whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not pursuant to any collective bargaining arrangements, whether or not any such Benefit Plans are otherwise exempt from the provisions of ERISA, and whether or not any such Benefit Plans are considered material and listed in the Company Disclosure Schedule.

                   (ii) Status of Plans. Neither the Company nor any of its subsidiaries maintains or contributes to any Benefit Plan subject to ERISA which is not in material compliance with ERISA and, to the extent applicable, the Code. No liability under Title IV of ERISA has been incurred by the Company or any trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414 of the Code (an "ERISA Affiliate") that has not been satisfied in full, and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under such Title. None of the Benefit Plans is subject to Title IV of ERISA.

                  (iii) Contributions. Full payment has been made of all material amounts which the Company or any of its subsidiaries is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which the Company or any of its subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof.
The Company has made adequate provision for reserves in accordance with GAAP to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. The Benefit Plan documents made available to Parent accurately reflect the level of benefits provided thereunder in all material respects and such benefits have not been increased subsequent to the date as of which documents have been provided except as may be effected to satisfy any applicable requirements under the Code or ERISA and as disclosed on the Company Disclosure Schedule.

                    (iv) Tax Qualification. The Company has applied to the Internal Revenue Service ("IRS") for a determination letter for each Benefit Plan intended to be qualified under Section 401(a) of the Code and intends to make any changes requested by the IRS in order to obtain a favorable determination.

                   (v) Transactions. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees to the extent they or any of them are fiduciaries under Title I of ERISA has engaged in any transaction with respect to the Benefit Plans which would, if not corrected, subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any material claim being made under or by or on behalf of any such Plans by any party with standing to make such claim.

                 (vi) Documents. The Company has made available to Parent true and complete copies of (1) all Benefit Plans as in effect or a description thereof if no written plan document exists, together with all amendments thereto which have been adopted and which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Benefit Plan qualified under Section 401 or 501 of the Code and (2) the most recently filed Form 5500 for each Benefit Plan required to file such form.

               (r) Employment Relations and Agreements. (i) Each of the Company and its subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its subsidiaries;
(iv) no representation question exists respecting the employees of the Company or any of its subsidiaries; (v) no grievance which might have a material adverse effect on the Condition of the Company or any of its subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has experienced any material labor difficulty since January 1, 1993; and (viii) no "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act has occurred with respect to the Company or any of its subsidiaries. There has not been, and to the Knowledge of the Company, there will not be, any change in relations with employees of the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement which could have a material adverse effect on the Condition of the Company or any of its subsidiaries. Except as disclosed in the Company Disclosure Schedule, there exist no employment, consulting, severance or indemnification agreements between the Company and any director, officer, employee or agent of the Company or any agreement that would give any person or entity the right to receive any payment from the Company as a result of the Merger.

               (s) Relations with Certain Vendors. The Company and its subsidiaries have maintained and have good working relationships with their respective vendors and suppliers, as a group, and neither the Company nor any of its subsidiaries has any disputes with their respective vendors which, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on the Condition of the Company.

               (t) Taxes and Audits. All federal tax returns, reports, statements, estimates, declarations and forms (collectively, the "Company Federal Returns") and all state and local tax returns, reports, statements, estimates, declarations and forms (collectively, the "Company State and Local Returns") required to be filed by the Company on or prior to the Closing Date have been or will be filed (or extensions for such filings will have been obtained) with the appropriate governmental agencies in all jurisdictions in which such Company Federal Returns and Company State and Local Returns are required to be filed. All of the Company Federal Returns are or will be, when filed, true, correct and complete in all material respects and all amounts shown as owing on any Company Federal Returns have been or will be paid or accrued. All of the Company State and Local Returns are or will be, when filed, true, correct and complete in all material respects, and all amounts shown as owing thereon have been or will be paid or accrued. To the Company's Knowledge, there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Company Federal Return or Company State and Local Return, except as disclosed in the Company Disclosure Schedule.

          All federal, state or local income, profits, franchise, sales, use, occupation, property, business and occupation, labor and industry, excise or other taxes (including interest and penalties) payable by the Company for the period extending up to the Closing Date, relating to or chargeable against the Company or its assets, properties, revenues or income, or for which an assessment or demand has been made, have been or will be fully paid or accrued in accordance with GAAP. All business and occupation, payroll and other employment-related tax deposits for the period extending up to the Closing Date and payable by the Company have been or will be fully paid or accrued in accordance with GAAP.

               (u) Intellectual Properties. The Company and its subsidiaries own or have the right to use all domestic and foreign patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications (collectively the "Intellectual Property") necessary to the operation of its business. The Company Disclosure Schedule attached hereto contains an accurate and complete list of all Intellectual Property which is of importance to the operation of the business of the Company and its subsidiaries (other than commonly available software used by the Company or its subsidiaries pursuant to a valid license). The Company Disclosure Schedule lists all material notices or claims currently pending or received by the Company or any of its subsidiaries during the past two years which claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by the Company or any of its subsidiaries of any domestic or foreign patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the Knowledge of the Company, no basis exists upon which a material claim (a "Company Infringement Claim") may be asserted against the Company or any of its subsidiaries, for infringement, contributory infringement, inducement to infringe, misappropriation or breach of any domestic or foreign patents, patent applications, patent licenses, know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the Knowledge of the Company, no person or entity is infringing the Intellectual Property.

               (v) Insurance. The Company Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance held by or on behalf of the Company or any of its subsidiaries (specifying for each such insurance policy the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $25,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof). Such policies and binders are valid, in full force and effect and in the Company's reasonable belief sufficient to protect the Company and its subsidiaries against all insured hazards.

               (w) Transactions with Management. There are no transactions which the Company would be required to disclose pursuant to 17 C.F.R. Section 229.404, which are not contained in the Company Commission Filings. In addition, and without limiting the generality of the foregoing, to the Knowledge of the Company, no director, officer or shareholder beneficially owning 5% or more of the total number of issued and outstanding shares of Common Stock: (i) has any contractual relationship with the Company, other than employment contracts and contracts made on an arm's-length basis in the ordinary course of business;
(ii) has any direct or indirect interest in any right, property or asset which is used by the Company or any of its subsidiaries in the conduct of its or their business; (iii) owns any securities of, or has any material direct or indirect interest in, any entity which does business with the Company or any of its subsidiaries; or (iv) is a party to any agreement, arrangement or commitment or is a party to any pending action or proceeding which could interfere with the performance of such person's duties to the Company.

               (x) Fairness Opinion. The Company has received an opinion dated April 28, 1995 (the "Fairness Opinion") from The Robinson-Humphrey Company, Inc. to the effect that the Conversion Number is fair to the Company's shareholders from a financial point of view.

               (y) Broker's or Finder's Fee. Except for The Robinson-Humphrey Company, Inc. (whose fees and expenses will be paid by the Company), no agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated herein.

          2.2. Representations and Warranties of Parent and Sub. Each of Parent and Sub represents and warrants to and for the benefit of the Company and the Shareholders all of the following except as and to the extent expressly disclosed on the Schedule (the "Parent Disclosure Schedule") attached hereto as Exhibit B, with reference to the corresponding paragraph of this Section 2.2 to which each disclosure relates:

               (a) Due Organization; Good Standing and Corporate Power. Each of Parent and its subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation (or domestication) and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by its makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

               (b) Authorization and Validity of Agreement. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized and approved by the Boards of Directors of Parent and Sub and by Parent as the sole shareholder of Sub. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and general equitable principles.

               (c)  Capitalization of Parent.

                    (i) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Stock and 15,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). As of the date of this Agreement, (1) 31,247,349 shares of Parent Stock are issued and outstanding, (2) 6,068,485 shares of Parent Stock have been reserved for issuance upon the exercise of outstanding options and warrants of Parent and (3) no shares of Preferred Stock have been issued. All issued and outstanding shares of Parent Stock have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. All of the shares of Parent Stock have the same voting and other rights.

                   (ii) All of the outstanding shares of capital stock of each of Parent's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, directly or indirectly, by Parent, free and clear of all liens, encumbrances, options or claims whatsoever.

               (d) Capitalization of Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are validly issued and outstanding and owned by Parent on the date hereof, and all of which shares have the same voting and other rights.

               (e) Consents and Approvals. Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, (ii) the filing of the Ohio Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Ohio are made, (iii) the requirements of the federal securities laws relating to (A) the registration of Parent Stock issuable in the Merger at the Effective Time pursuant to the Registration Statement and applicable state securities laws, and (B) the submission of the Merger to, and the solicitation of proxies from, the Company's shareholders, are complied with, and (iv) the requirements and conditions of this Agreement are met, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1) violate any provision of the charter documents or by-laws of Parent or Sub; (2) violate in any material respect any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Sub or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) except as disclosed on the Parent Disclosure Schedule, result in a material violation, termination or breach of, conflict with, constitute (with or without the giving of notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, result in the forfeiture of any rights, entitlements or privileges under, create any right or entitlement (including, without limitation, to employment or compensation) not expressly provided for herein, or require the consent or approval of any party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, except for such violations, filings, consents, approvals, notices, terminations, breaches, conflicts, defaults, liens, security interests, charges, encumbrances, forfeitures, rights and entitlements that would not, individually or in the aggregate, have a material adverse effect on the Condition of Parent.

               (f) Registration Statement. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Company Meeting, the Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Parent relating to Parent or its subsidiaries, shall comply in all material respects with the provisions of all applicable securities laws. If at any time prior to the Closing Date any event occurs which should be described in the Registration Statement or any supplement or amendment thereto, Parent will file and disseminate, as required, a supplement or amendment which complies in all material respects with the provisions of all applicable securities laws. Prior to its filing with the Commission, the Registration Statement and each amendment or supplement thereto shall be delivered to the Company and its counsel. The Registration Statement will not, at the time the prospectus included therein is mailed to shareholders of the Company, and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any written information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information with respect to the Company or its officers, directors or affiliates provided to Parent by the Company in writing for inclusion in the Registration Statement or in any supplements or amendments thereto.

               (g) Parent Reports and Financial Statements. Since February 1, 1992, Parent has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Parent has heretofore made available to the Company true and complete copies of all forms, reports, documents, amendments thereto and other filings filed by Parent with the Commission prior to the date hereof (such forms, reports, documents and other filings, together with any amendments thereto, are listed on the Parent Disclosure Schedule and are collectively referred to herein as the "Parent Commission Filings"). As of their respective dates, the Parent Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets as of the end of the fiscal years ended January 30, 1993, January 29, 1994 and January 28, 1995, and the quarters ended within such fiscal years, and the statements of income, statements of shareholders' equity (if presented) and statements of cash flows for the fiscal years ended January 30, 1993, January 29, 1994 and January 28, 1995 and the quarters ended within such fiscal years included in the Parent Commission Filings, were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Parent as of the dates thereof and the results of its operations, shareholders' equity and cash flows for the periods then ended.

               (h) Absence of Undisclosed Liabilities. Except as set forth in the audited balance sheet of Parent as of January 28, 1995 or the notes thereto, (the "Parent Balance Sheet") or on the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any material outstanding claims against it, liabilities or indebtedness, contingent or otherwise, other than liabilities incurred subsequent to January 28, 1995 in the ordinary course of business, consistent with past practices.

               (i) Accounts Receivable. The accounts receivable of Parent as reflected in the Parent Balance Sheet are, to the extent uncollected on the date of this Agreement, valid and existing and, to Parent's Knowledge, fully collectible through the use of ordinary collection procedures (except for reserves set forth in such financial statements, which reserves were established in accordance with GAAP and in an amount consistent with Parent's historical accounting policies), represent monies due for goods sold and delivered or services rendered (except as set forth in the Parent Audited Balance Sheet), and are subject to no refunds, discounts, rebates or other adjustments (except discounts for prompt payment given in the ordinary course of business) and, to Parent's Knowledge, are not subject to any defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof. None of Parent's accounts receivable is subject to any factoring agreement.

               (j) Inventories. The inventories reflected in the Parent Balance Sheet were, and those reflected on the books of Parent since the date thereof have been, determined and valued in accordance with GAAP applied on a consistent basis as reflected in the Parent Balance Sheet, subject to inventory and obsolescence reserves established in accordance with GAAP applied on a consistent basis as reflected in the Parent Balance Sheet. In all material respects, the inventories of Parent consist of items which are good and merchantable, and are of a quality and quantity presently usable or salable in the ordinary course of business, subject to inventory and obsolescence reserves established in accordance with GAAP applied on a consistent basis.

               (k) Title to Properties; Encumbrances. Parent and each of its subsidiaries has good, valid and marketable title to (i) all its material tangible properties and assets (real and personal), including, without limitation, tangible properties and assets reflected in the Parent Balance Sheet, except as indicated in the notes thereto and except for tangible properties and assets reflected in such balance sheet which have been sold or otherwise disposed of in the ordinary course of business consistent with past practices, and (ii) all the material tangible properties and assets purchased by Parent and any of its subsidiaries since January 28, 1995, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business consistent with past practices; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (1) liens reflected in the Parent Balance Sheet or liens granted in the ordinary course of business which are not material, (2) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Parent or any of its subsidiaries in the operation of its respective business and (3) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent. Parent and each of its subsidiaries are in material compliance with all leases of real property leased by any of them, and have no Knowledge of any material default by the landlords under any such leases. In all material respects, the buildings and improvements leased by Parent and its subsidiaries, and the operation and maintenance thereof, do not contravene any zoning or building law or ordinance or violate any restrictive covenant or any provision of federal, state or local law. Parent has no Knowledge of any pending or threatened condemnation, eminent domain or similar proceeding with respect to any real property owned or leased by the Parent or any of its subsidiaries.

               (l) Absence of Certain Changes and Events. Except as expressly disclosed in the Commission Filings, since January 28, 1995: (i) there has not been any material adverse change in the Condition of Parent and its subsidiaries, taken as a whole; (ii) the businesses of Parent and each of its subsidiaries have been conducted in the ordinary course consis-tent with past practices; and (iii) neither Parent nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement except in the ordinary course of business.

               (m) Compliance with Laws; Permits. Parent and its subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees (whether domestic or foreign), and have all material franchises, licenses, permits and certificates and other authorizations from federal, state, local and foreign governments and governmental agencies that are necessary for the conduct of their business except where such failure to comply or to obtain such authorization does not have, and is not reasonably likely to have, a material adverse effect on the Condition of Parent.

               (n) Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that is reasonably likely to result in the imposition, on Parent or any of its subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries, which would be required to be disclosed pursuant to Item 103 or 303 of Regulation S-K (17 CFR 229); to the Knowledge of Parent and except as set forth in the Parent Disclosure Schedule, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Parent nor any of its subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (o) Material Contracts. All of the material contracts of Parent or any of its subsidiaries are valid, enforceable in accordance with their terms and in full force and effect and neither Parent nor any of its subsidiaries is in default thereunder in any material respect.

               (p) Litigation. Except as expressly disclosed in the Parent Commission Filings, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or, to the Knowledge of Parent, any investigation by) any governmental or other instrumentality or agency, pending, or, to the Knowledge of Parent, threatened, against or affecting Parent or any of its subsidiaries, or any of their properties or rights, except for such actions, suits, proceedings, arbitrations or investigations that do not have and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of Parent. There are no such suits, actions, claims, proceedings or investigations pending or, to the Knowledge of Parent, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Neither Parent nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding, that has had or could have a material adverse effect on the Condition of Parent.

               (q) Employee Benefit Plans. Neither Parent nor any of its subsidiaries maintains or contributes to any Benefit Plan subject to ERISA which is not in material compliance with ERISA and, to the extent applicable, the Code. No material liability under Title IV of ERISA has been incurred by Parent or any trade or business (whether or not incorporated) which, together with Parent, is treated as an ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or an ERISA Affiliate of incurring a material liability under such Title.

               (r) Relations With Certain Vendors. Parent and its subsidiaries have maintained and have good work relationships with their respective vendors and suppliers, as a group, and neither Parent nor any of its subsidiaries has any disputes with their respective vendors, which, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on the Condition of Parent.

               (s) Taxes and Audits. All federal tax returns, reports, statements, estimates, declarations and forms (collectively, the "Parent Federal Returns") and all state and local tax returns, reports, statements, estimates, declarations and forms (collectively, the "Parent State and Local Returns") required to be filed by Parent on or prior to the Closing Date have been or will be filed (or extensions for such filings will have been obtained) with the appropriate governmental agencies in all jurisdictions in which such Parent Federal Returns and Parent State and Local Returns are required to be filed. All of the Parent Federal Returns are or will be, when filed, true, correct and complete in all material respects and all amounts shown as owing on any Parent Federal Returns have been or will be paid or accrued. All of the Parent State and Local Returns are or will be, when filed, true, correct and complete in all material respects, and all amounts shown as owing thereon have been or will be paid or accrued. To Parent's Knowledge, there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Parent Federal Return or Parent State and Local Return, except as disclosed in the Parent Disclosure Schedule.

          All federal, state or local income, profits, franchise, sales, use, occupation, property, business and occupation, labor and industry, excise or other taxes (including interest and penalties) payable by Parent for the period extending up to the Closing Date, relating to or chargeable against Parent or its assets, properties, revenues or income, or for which an assessment or demand has been made, have been or will be fully paid or accrued in accordance with GAAP. All business and occupation, payroll and other employment-related tax deposits for the period extending up to the Closing Date and payable by Parent have been or will be fully paid or accrued in accordance with GAAP.

               (t) Intellectual Properties. Parent and its subsidiaries own or have the right to use all domestic and foreign patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications (collectively the "Intellectual Property") necessary to the operation of its business. The Parent Disclosure Schedule lists all material notices or claims currently pending or received by Parent or any of its subsidiaries during the past two years which claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by Parent or any of its subsidiaries of any domestic or foreign patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the Knowledge of Parent, no basis exists upon which a material claim (a "Parent Infringement Claim") may be asserted against Parent or any of its subsidiaries, for infringement, contributory infringement, inducement to infringe, misappropriation or breach of any domestic or foreign patents, patent applications, patent licenses, know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the Knowledge of Parent, no person or entity is infringing the Intellectual Property.

               (u) Broker's or Finder's Fee. Except for Merrill Lynch & Co. (whose fees and expenses will be paid by Parent), no agent, broker, person or firm acting on behalf of Parent is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated herein.


                                 ARTICLE 3

                                 COVENANTS
                                 ---------
          3.1. Acquisition Proposals. The Company agrees that neither it nor any of its subsidiaries nor any of the respective officers, directors, employees, representatives, investment bankers, attorneys, accountants and other agents and affiliates (collectively, "Representatives") of the Company or any of its subsidiaries shall, during the period commencing on the date hereof and ending at the Effective Time: subject to fiduciary duties of its Board of Directors under applicable law, directly or indirectly, take any action to encourage, solicit, initiate, discuss or negotiate with, or furnish any information to, or afford any access to the properties, books or records of the Company, to any person other than Parent and its Representatives in connection with any possible or proposed merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of a material amount of assets, acquisition of a material amount of assets or similar transaction involving the Company.

          3.2.  Employee Benefits.   For the remainder of the calendar year
in which the Merger occurs, officers and employees of the Company and its subsidiaries who remain employees of the Surviving Corporation and its subsidiaries following the Merger shall continue to be provided with employee benefits, including, without limitation, pension benefits, health and welfare benefits, life insurance and vacation, which are no less favorable in the aggregate than those which were provided to such officers and employees prior to the Merger. Parent hereby agrees to, and to cause its subsidiaries to, provide to officers and employees of the Company and its subsidiaries who become regular (full time) employees of the Parent or any of its subsidiaries (other than the Surviving Corporation and its subsidiaries) within such calendar year employee benefits, including, without limitation, pension benefits, health and welfare benefits, life insurance and vacation, which are no less favorable in the aggregate to those provided from time to time by the Parent and its subsidiaries to their similarly situated officers and employees or, if Parent has no other employees in similar positions, which are no less favorable in the aggregate than those provided to such employees of the Company prior to the Merger. Any employee of the Company or any of its subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of the Parent or any of its subsidiaries shall be given credit under such plan, program, policy, or arrangement for all service prior to becoming such a participant with the Company or any of its subsidiaries for purposes of eligibility, vesting and benefit accrual. If the group medical benefit plan covering employees and officers of the Company and its subsidiaries is replaced by a group medical benefit plan of Parent or any of its subsidiaries, all participants in the Company's group medical benefit plan shall be credited with benefits received and payments made under the Company's group medical benefit plan, for purposes of applying provisions regarding pre-existing condition limitations, deductibles, co-insurance, benefit maximums and out-of-pocket maximums in the new plan. Parent will not take any action or permit the Surviving Corporation to take any action, after the Effective Time, inconsistent with the employment agreements of the Company and certain Company employees expressly disclosed on the Company Disclosure Schedule.

          3.3. Access and Information. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their Representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; provided, however, that no investigation pursuant to this Section 3.3 shall affect or be deemed to limit or modify any representation or warranty made herein. Each party will not, and will cause its representatives not to, use any information obtained pursuant to this Section 3.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The rights and obligations of Parent, Sub and the Company pursuant to the confidentiality letters dated January 27, 1995 and March 8, 1995, respectively (the "Confidentiality Agreements") from The Robinson-Humphrey Company, Inc. to Parent and from Parent to the Company, respectively, shall survive the execution and delivery of this Agreement, and all information heretofore and hereafter obtained by the parties hereto or any of their respective representatives pursuant to this Section 3.3 (including writings based on such information) or otherwise shall be deemed "Proprietary Information" (as that term is defined in the Confidentiality Agreements), and shall be subject to the provisions of the Confidentiality Agreements.

          3.4. Certain Filings, Consents and Arrangements. Parent and the Company shall (a) promptly make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and
(c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

          3.5.  Indemnification and Insurance.

               (a) Subject to applicable law, for a period of six years after the Effective Time, Parent will indemnify the present and former directors, officers, employees and agents of the Company to the extent provided in Article IV of the Company's Code of Regulations in effect on the date of this Agreement and will not amend, reduce or limit rights of indemnity afforded to them or the ability of Parent to indemnify them, nor hinder, delay or make more difficult the exercise of such rights of indemnity. For a period of two years after the Effective Time, Parent shall use its best efforts to maintain director and officer liability insurance coverage providing the present and former directors and officers of the Company with coverage at least as favorable as, at Parent's option from time to time, either (i) the policies in effect immediately prior to the Effective Time covering the Company's directors and officers (as summarized in the Company Disclosure Schedule) or (ii) the policies covering Parent's directors and officers from time to time.

               (b) If any claim is (or claims are) made against any present or former director, officer, employee or agent of the Company, arising from his or her services as such, within six years from the Effective Time, the provisions of this Section 3.5 respecting the Company's Code of Regulations shall continue in effect until the final disposition of all such claims.

               (c) Any indemnified party wishing to claim indemnification under this Section, upon learning of any indemnifiable action, suit, claim, proceeding or investigation, shall promptly notify Parent thereof; provided, however, that any failure so to notify Parent of any obligation to indemnify such indemnified party or of any other obligation imposed by this Section shall not affect such obligation except to the extent Parent is prejudiced thereby. The indemnified parties as a group shall retain only one counsel in each jurisdiction to represent them with respect to any such matter (which counsel shall be reasonably acceptable to the Parent); provided, however, in the event that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, Parent and such indemnified parties may retain, at the expense of Parent, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

               (d) Notwithstanding anything to the contrary contained in this Section 3.5: (i) Parent will have no obligation to indemnify any present director, officer, employee or agent of the Company in respect of matters relating to periods of time preceding the Effective Time (or for third party claims in respect of such matters) if (1) the matters are not disclosed in this Agreement or in the Company Disclosure Schedule, (2) such non-disclosure constitutes a breach of a representation or warranty made by the Company herein and (3) such director, officer, employee or agent had Knowledge of such non-disclosure and that such non-disclosure constituted a material breach of a representation or warranty made by the Company herein, and (ii) Parent will have no obligation to indemnify a present or former director, officer, employee or agent of the Company against any loss, cost, liability or expense arising out of or in connection with any action or claim asserted by Parent or any of its subsidiaries against such director, officer, employee or agent for fraud, provided that Parent prevails in such action or claim.

               (e) The provisions of this Section 3.5 shall be binding on any successor entity to Parent.

          3.6. Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Company and Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

          3.7. Proxy; Registration Statement. As soon as practicable after the date hereof, the Company and Parent shall prepare and file with the Commission a proxy statement and related materials to be furnished by the Company to the holders of Company Common Stock in connection with the Merger (the "Proxy Statement") and the Registration Statement, subject, however, to deferral until such time as Parent and the Company may reasonably agree in the event that Parent enters into a Business Combination Agreement (as defined in Section 4.2(k)) and, as a result thereof, Parent is required to obtain shareholder approval of the Merger either under Pennsylvania corporate law or NASDAQ requirements, as provided in Section 4.2(k). As soon as practicable following receipt of final comments from the staff of the Commission on the Proxy Statement and the Registration Statement (or advice that such staff will not review such filing), Parent shall use its best efforts to have the Registration Statement declared effective by the Commission and to maintain the effectiveness of such Registration Statement until completion of the Merger. Promptly after the effectiveness of the Registration Statement, the Company shall mail the Proxy Statement to all holders of Company Common Stock. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement and the Registration Statement and shall advise the other in writing if, at any time prior to the Company Meeting, any such party shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement or the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Notwithstanding the foregoing, each party shall be responsible for the information and disclosures which it makes or incorporates by reference in all regulatory filings, the Proxy Statement and the Registration Statement. In the event that Parent enters into a Business Combination Agreement and, as a result thereof, Parent is required to obtain shareholder approval of the Merger, then Parent shall take all action necessary in accordance with applicable law, NASDAQ requirements and its Articles of Incorporation and By-laws, to convene a meeting of its shareholders as promptly as practicable for the purpose of considering and taking action on the Merger.

          3.8. Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and Code of Regulations, to convene a meeting of the holders of the Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action required by this Agreement, subject, however, to deferral until such time as Parent and the Company may reasonably agree in the event that Parent enters into a Business Combination Agreement and, as a result thereof, Parent is required to obtain shareholder approval of the Merger either under Pennsylvania corporate law or NASDAQ requirements. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, the board of directors of the Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Company Meeting.

          3.9. Antitakeover Statutes. The Company shall take all steps reasonably requested by Parent for the purpose of (i) compliance with the requirements of any state antitakeover law by action of its board of directors or otherwise and (ii) assistance in any challenge by Parent to the applicability to the Merger of any state antitakeover law.

          3.10. Listing. Parent shall use its best efforts to list on the Nasdaq National Market upon official notice of issuance the Parent Stock to be issued in the Merger.

          3.11. Restriction on Dividends, Splits, Etc. Each of the Company and Parent agrees that, except as expressly consented to or approved in writing by the other, during the period commencing on the date hereof and ending on the Closing Date, it will not declare, pay or make any dividend or other distribution or payment with respect to, or split, redeem or reclassify, any shares of its capital stock.

          3.12. Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as set forth in the Company Disclosure Schedule, expressly permitted by this Agreement or otherwise consented to or approved in writing by Parent, during the period commencing on the date hereof and ending on the Closing Date:

               (a) The Company and each of its subsidiaries will conduct their respective operations only in the ordinary course of business consistent with past practice (subject, in any event, to the provisions of paragraph (b) below) and will use reasonable efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers, clients and others having business relationships with them;

               (b)  Neither the Company nor any of its subsidiaries shall
(i) make any change in or amendment to its Articles of Incorporation or Code of Regulations; (ii) grant, issue or sell any shares of its capital stock (except shares of Company Common Stock issued upon the exercise of options and warrants outstanding on the date hereof granted under any of the stock option plans or pursuant to any of the warrant agreements identified in the Company Disclosure Schedule) or any other securities, or grant, issue or sell any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, (iii) terminate operations at any site where operations are currently being conducted or commence operations at any site where operations are not currently being conducted; (iv) enter into, terminate, assign or sublease any lease of real property; (v) amend any employee or non-employee benefit plan or program, employment agreement, license agreement, franchise agreement or retirement agreement, or pay any bonus or contingent compensation, or contribute to any pension or profit-sharing plan, or grant any severance or termination pay except in each case as may be required by law or contract; (vi) incur any indebtedness for borrowed money in excess of $250,000 or subject or allow their properties or assets to be subjected to any mortgages, pledges, security interests, encumbrances, liens and charges of any kind (other than to secure inventory financing and commitments under the "Power By the Hour Program" in the ordinary course of business consistent with past practice or such as are covered by clauses (1), (2) or (3) of Section 2.1(j) hereof), incur any liability on any guaranties, or make any investments in or loans, advances (other than advances to employees not exceeding $7,500 in the aggregate for any individual employee and only if made in the ordinary course of business at levels consistent with past practices) or extensions of credit (other than trade credit extended to customers in the ordinary course of business at levels consistent with past practices) to any person or entity, (vii) agree to the settlement of any Proceeding in excess of $200,000, or (viii) agree, in writing or otherwise, to take any of the foregoing actions. The Company and its subsidiaries (1) may only enter into a contract or commitment (i) if such contract or commitment is entered into in the ordinary course of business and the amount involved thereunder, viewed individually and collectively with other contracts and commitments entered into by the Company and its subsidiaries, is at a level consistent with past practices of the Company and its subsidiaries or (ii) if such contract or commitment is outside the ordinary course of business, if the amount involved thereunder does not exceed $500,000 and if the amount involved thereunder, when added to the amount involved under other such contracts and commitments entered into between the date hereof and the Closing Date, does not exceed $1,000,000; (2) shall not dispose of any assets except inventory and fixed assets in the ordinary course of business; and (3) shall not agree, in writing or otherwise, to take any of the foregoing actions.

               (c) The Company shall not, and shall not permit any of its subsidiaries to, purchase or acquire, or offer to purchase or acquire, any shares of capital stock of the Company.

          3.13. Best Efforts. Subject to the terms and conditions herein provided, each of the Company, Parent and Sub shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger and to rectify any event or circumstance which could impede consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed money shall be repaid, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent; and provided further, that Parent shall have no obligation to take any steps not expressly provided for herein to facilitate satisfaction of the conditions contained in Sections 4.1(j) and 4.1(k).

          3.14.  Notice of Default.

               (a) The Company and Parent promptly will give notice to the other of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Company or Parent contained herein or a failure by the Company or Parent to comply with any covenant, condition or agreement contained herein.

               (b) The Company and Parent will (i) use their respective reasonable best efforts to take all action necessary to render accurate in all material respects as of the Closing Date the representations and warranties of the Company and Parent contained herein, (ii) refrain from taking any action that would render any such representation or warranty inaccurate as of such time and (iii) use their respective reasonable best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them as contemplated by this Agreement.

          3.15. Treatment of Certain Debt. Promptly following completion of the Merger (and no later than the close of business on the Closing
Date), unless the Banks (as defined below) shall have consented, at the request of Parent, to the continuation after the Merger of the Company's secured indebtedness under the Secured Credit Agreement dated as of September 9, 1993, by and among the Company, its subsidiaries and PNC Bank, Ohio, N.A., as Agent, The First National Bank of Chicago as Co-Agent and other participating banks (collectively, the "Banks"), or any agreement successor thereto, Parent, in its sole discretion, shall either discharge such indebtedness in full, including any accrued and unpaid interest to the date of payment, or purchase from the Banks such indebtedness in full, including any accrued and unpaid interest to the date of payment (or effected a combination of such discharge and purchase). The Company agrees to take all steps reasonably requested by Parent to assist Parent in discharging or purchasing, without premium or penalty, the indebtedness to the Banks, as contemplated above. The Company represents and warrants to and for the benefit of Parent and Sub that the Company's indebtedness to the Banks may be prepaid or paid as a result of the Merger without premium or penalty.

          3.16. Tax Status. In the event that Arnold & Porter is unable to deliver the opinion referred to in Section 4.1(j) hereof within 30 days after the execution of this Agreement, Parent, Sub and the Company shall take all reasonable action to amend this Agreement to modify the structure of, or to substitute affiliated parties to, the transactions contemplated by this Agreement, if possible to do so without adversely affecting the economic consequences of the transactions contemplated hereby to Parent, the Company or their respective shareholders, to the extent necessary to obtain such opinion within 60 days after execution of this Agreement.

                                 ARTICLE 4

                      CONDITIONS PRECEDENT TO MERGER
                      ------------------------------
          4.1. Conditions Precedent to Obligations of Parent, Sub and the Company. The respective obligations of Parent and Sub, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of shareholders of the Company.

               (b) Governmental Approvals. All filings required to be made prior to the Effective Time with, and all authorizations, consents, orders or approvals required to be obtained prior to the Effective Time from, and all expirations of waiting periods imposed by, any governmental entity (including without limitation under the HSR Act) shall have been made or obtained.

              (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

               (d) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and which is in effect at the Effective Time.

               (e) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger.

               (f) Nasdaq. The Parent Stock, including the shares issuable in the Merger, shall have been designated for inclusion in The Nasdaq National Market.

               (g) Legal Actions. There shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, that would (i) require the divestiture by Parent, Sub or the Company or any of their respective subsidiaries or affiliates of all or any material portion of the business, assets or property of any of them or impose any material limitation on the ability of any of them to conduct their business and own such assets and properties or (ii) impose any limitations on the ability of Parent or Sub or any of their respective subsidiaries effectively to control in any material respect the business or operations of the Company or any of the Company's subsidiaries.

               (h) Third Party Consents. Each of the persons and entities listed on the Company Disclosure Schedule and the Parent Disclosure Schedule shall have consented to the consummation of the Merger if, and to the extent, required by the provisions of the existing documents between such persons and entities and the Company or Parent, respectively, or their respective subsidiaries, and if the failure to have obtained such consent would have a material adverse effect on the Company or Parent, respectively.

               (i) Blue Sky Approvals. Parent shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

               (j) Tax Opinion. Within 30 days of the execution of this Agreement, Arnold & Porter shall have delivered to the Company an opinion, reasonably satisfactory in form and substance to the Company, to the effect that the Merger when consummated in accordance with the terms hereof should constitute a reorganization within the meaning of Section 368(a) of the Code, and Arnold & Porter shall not have revoked such opinion provided, however, that in the event that Arnold & Porter is not able to deliver such opinion within such time and this Agreement is amended pursuant to Section
3.16 hereof, then Arnold & Porter shall have delivered such opinion within 60 days of the execution of this Agreement.

               (k) Confirmation of Fairness Opinion. The Robinson-Humphrey Company, Inc. shall have delivered to the Company a letter, as of a date not more than five days prior to the date the Proxy Statement is mailed to the Company's shareholders, confirming the Fairness Opinion.

           4.2   Conditions Precedent to Obligations of Parent and Sub.
The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions unless waived by Parent and Sub:

               (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as consented to in writing by Parent.

               (b) The Company's Performance. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date, except as consented to in writing by Parent.

               (c) No Material Changes. No change shall have occurred (and no condition, event or development shall have occurred involving a prospective change) in the Condition of the Company or any of its subsidiaries which is or is reasonably likely to be materially adverse to such Condition.

               (d) Third Party Consents. Each of the persons and entities listed on the Parent Disclosure Schedule shall have consented to the consummation of the Merger if, and to the extent, required by the provisions of the existing documents between such persons and entities and Parent or its subsidiaries.

               (e) Accountant's Letter. Parent shall have received from the Company's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement to the Company's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding the Company in substantially the form customarily issued by such accountants at such time in transactions of this type.

               (f) Dissenting Shareholders. Holders of not more than ten percent (10%) of the issued and outstanding shares of Company Common Stock entitled to make a demand under Section 1701.85(A)(2) of the OGCL shall have properly served a written demand, in accordance with Section 1701.85(A)(2) of the OGCL, upon the Company for the payment of the fair cash value of their shares of Company Common Stock.

               (g) Execution of Employment-Related Agreements. Neither Terry L. Theye nor Lewis E. Miller shall have rescinded, terminated (other than on account of death or disability) or breached any agreement he might reach with Parent regarding his employment with Parent or the Surviving Corporation following the Merger (as contemplated by Section 5.1(l) hereof).

               (h) Opinion of Counsel. Parent shall have received the opinion of Norma Skoog, Esq., Vice President, Secretary and General Counsel of the Company, dated the Closing Date, covering the matters identified on
Schedule 4.2(h).

               (i) Compliance Certificate. Parent shall have received a certificate of the Chief Executive Officer of the Company, dated the Closing Date, that, to the best of his knowledge and belief after due inquiry, the conditions set forth in Sections 4.2(a) and 4.2(b) have been satisfied.

               (j) Limit on Indebtedness. The amount of the Company's secured indebtedness which may be required to be discharged pursuant to
Section 3.15 hereof does not exceed $55,000,000.

               (k) Parent Shareholder Approval. In the event that Parent, after the date of this Agreement, enters into any agreement for a business combination with a third party (a "Business Combination Agreement") as a result of which, under Pennsylvania corporate law or NASDAQ requirements, Parent would be required to obtain shareholder approval as a condition to the consummation of the Merger, then Parent shall have received such shareholder approval.

          4.3. Conditions Precedent to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions unless waived by the Company:

               (a) Accuracy of Representations and Warranties. All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as consented to in writing by the Company.

               (b) Parent's Performance. Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to the Closing Date, except as consented to in writing by the Company.

               (c) No Material Changes. No change shall have occurred (and no condition, event or development shall have occurred involving a prospective change) in the Condition of Parent which is or may be materially adverse to such Condition.

               (d) Accountant's Letter. The Company shall have received from Parent's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement to the Company's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding Parent in substantially the form customarily issued by such accountants at such time in transactions of this type.

               (e) Opinion of Counsel. The Company shall have received the opinion of Pepper, Hamilton & Scheetz, dated the Closing Date, covering the matters identified on Schedule 4.3(e).

               (f) Compliance Certificate. The Company shall have received a certificate of the Chief Executive Officer of Parent, dated the Closing Date, that, to the best of his knowledge and belief after due inquiry, the conditions set forth in Sections 4.3(a) and (b) have been satisfied.

                                 ARTICLE 5

                        TERMINATION AND ABANDONMENT
                        ---------------------------
          5.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

               (a) at any time prior to the Effective Time, by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

               (b) by either Parent or the Company if the Effective Time shall not have occurred by September 30, 1995, unless extended by mutual agreement of Parent, Sub and the Company, provided that, if the Effective Time shall not have occurred by September 30, 1995 because Parent enters into a Business Combination Agreement which, under Pennsylvania corporate law or NASDAQ requirements, would require Parent to obtain shareholder approval as a condition to consummation of the Merger, Parent may only terminate this Agreement pursuant to this Section 5.1(b) if the Effective Time shall not have occurred by December 31, 1995;

               (c) by Parent, if there has been a breach of a representation or warranty in this Agreement (including the Schedules and Exhibits) or any certificate, instrument or other document delivered pursuant hereto by the Company in any material respect, or a breach by the Company of any covenant of the Company set forth herein in any material respect, or a failure of any condition to which the obligations of Parent and Sub hereunder are subject in any material respect, except (i) as consented to in writing by Parent or (ii) insofar as any breach of a representation or warranty is attributable to the initiation of a Proceeding against the Company or any of its subsidiaries or is attributable to the assertion against the Company or any of its subsidiaries of a Company Infringement Claim, in each case after the date hereof and in each case which does not have (viewed individually and collectively with any other such Proceedings or Company Infringement Claims) and is not reasonably likely to have (viewed individually and collectively with any other such Proceedings or Company Infringement Claims) a material adverse effect on the Condition of the Company;

               (d) by the Company, if there has been a breach of a representation or warranty in this Agreement (including the Schedules and Exhibits) or any certificate, instrument or other document delivered pursuant hereto by Parent or Sub in any material respect, or a breach by Parent or Sub of any covenant of Parent or Sub, as the case may be, set forth herein in any material respect, or a failure of any condition to which the obligations of the Company hereunder are subject in any material respect, except (i) as consented to in writing by the Company or (ii) insofar as any breach of a representation or warranty is attributable to the initiation of a Proceeding against Parent or any of its subsidiaries or the assertion against Parent or any of its subsidiaries of a Parent Infringement Claim, in each case after the date hereof and in each case which does not have (viewed individually and collectively with any other such Proceedings or Parent Infringement Claims) and is not reasonably likely to have (viewed individually and collectively with any other such Proceedings or Parent Infringement Claims) a material adverse effect on the Condition of Parent;

               (e) by the Company, if the shareholders of the Company do not approve the Merger at the Company Meeting, or by Parent, if Parent enters into a Business Combination Agreement which, under Pennsylvania corporate law or NASDAQ requirements, would require Parent to obtain shareholder approval as a condition to the consummation of the Merger and the shareholders of Parent do not approve the Merger at a shareholders meeting convened by Parent for a shareholder vote on the Merger;

               (f) by Parent, on the one hand, or the Company, on the other hand, if any court of competent jurisdiction in the United States, or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

               (g) by the Company, in the event (i) of the acquisition, without the consent of the Company, by any person or group of persons (other than persons or groups of persons who (A) acquire shares of Parent Stock pursuant to any merger of Parent in which Parent is the surviving corporation or (B) disclose their beneficial ownership of shares of Parent Stock on Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act")), of beneficial ownership of 50% or more of the outstanding shares of Parent Stock (the terms "person," "group" and "beneficial ownership" having the meanings ascribed thereto in Section 13(d) of the Exchange Act) (as constituted prior to the Merger and computed on a fully diluted basis assuming the exercise of all options and warrants granted by Parent and the conversion and exchange of all convertible and exchangeable Parent securities, whether or not then exercisable, convertible or exchangeable), (ii) the Board of Directors of Parent, without the consent of the Company, accepts or publicly recommends acceptance of an offer from a third party to acquire 50% or more of the outstanding shares of Parent Stock (as constituted prior to the Merger and computed on a fully diluted basis assuming the exercise of all options and warrants granted by Parent and the conversion and exchange of all convertible and exchangeable Parent securities, whether or not then exercisable, convertible or exchangeable) or of Parent's consolidated assets; or (iii) Parent, without the consent of the Company, executes a definitive agreement for any transaction involving the issuance of a number of shares of Parent Stock, or securities exchangeable therefor, that would increase the total number of shares of Parent Stock issued and outstanding by at least 20% (as constituted prior to the Merger and computed on a fully diluted basis assuming the exercise of all options and warrants granted by Parent and the conversion and exchange of all convertible and exchangeable Parent securities, whether or not then exercisable, convertible or exchangeable). The Company shall be deemed to have consented to the occurrence of one or more events described in clause (i), (ii) or (iii) of this paragraph (g) if the Company does not object thereto in writing to Parent within 10 business days after written notice from Parent that such an event has occurred;

               (h) by Parent, if the Company shall have taken any action entitling Parent to receive payment of the Basic Fee pursuant to Section
5.4 upon termination of this Agreement;

               (i) by Parent, if the Average Closing Price of a share of Parent Stock exceeds $11.00, subject, however, to the right of the Company to override any such termination election by Parent by agreeing in writing, by no later than 5:00 p.m. on the trading day preceding the Closing Date, that the Conversion Number will be changed to the quotient that results from dividing $7.2468 by the Average Closing Price of a share of Parent Stock;

               (j) by the Company, if the Average Closing Price of a share of Parent Stock is less than $9.00, subject, however, to the right of Parent to override any such termination election by the Company by agreeing in writing, by no later than 5:00 p.m. on the trading day preceding the Closing Date, that the Conversion Number will be changed to the quotient that results from dividing $5.9292 by the Average Closing Price of a share of Parent Stock;

               (k) by Parent, if the Banks referenced in Section 3.15 accelerate the secured indebtedness referenced therein or otherwise pursue legal remedies against the Company or any of its subsidiaries on account of a default under the agreements relating thereto; or

               (l) by Parent, on or before June 15, 1995, if Parent has not entered into agreements satisfactory to it, after good faith negotiations on its behalf, with each of Terry L. Theye and Lewis E. Miller replacing the existing employment agreements (each dated January 1, 1994) between each of such executives and the Company by the earlier of (i) the thirtieth day following the date hereof and (ii) date of the mailing by the Company of the Proxy Statement pursuant to Section 3.7.

          5.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect (other than Section 3.3, Article V and Article VI, which shall survive termination), and there shall be no liability hereunder on the part of Parent, Sub or the Company; provided that, subject to Section 5.4 hereof, (i) if Parent terminates this Agreement pursuant to Section 5.1(c) or if the Company terminates this Agreement pursuant to Section 5.1(d) on account of an intentional or wilful breach of a representation, warranty or covenant, then the terminating party shall have the right to pursue its legal and equitable remedies for breach of contract and (ii) if Parent terminates this Agreement pursuant to
Section 5.1(c) or if the Company terminates this Agreement pursuant to
Section 5.1(d) other than on account of an intentional or wilful breach of a representation, warranty or covenant, then the terminating party shall have the right to recover its costs and expenses incurred in connection with the transactions contemplated hereby.

          5.3. Expenses. Subject to Section 5.2, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts and counsel, except that Parent and the Company each shall bear and pay 50% of all printing costs.

          5.4. Basic Fee. If on or prior to September 30, 1995, the Company shall have consummated, or entered into an agreement providing for, a merger of the Company with, sale of all or a substantial part of the assets of the Company to (excluding sales of inventory in the ordinary course of business), or any other business combination involving the Company with, any person or entity, including any "group" within the meaning of Rule 13d-5 promulgated under the Exchange Act (other than Parent or Sub) (a "Company Combination Event") and this Agreement is terminated as a result thereof, the Company shall, within two days after the first of such events has occurred, pay Parent an amount (the "Basic Fee") equal to $1.5 million. If this Agreement is terminated on account of the occurrence of a Company Combination Event, then payment of the Basic Fee shall be inclusive of all expenses incurred by Parent and Sub in connection with this Agreement and the matters contemplated hereby and shall be the exclusive remedy of Parent for any claim of liability against the Company arising out of such termination or the breach of this Agreement resulting from the occurrence of the Company Combination Event.


                                 ARTICLE 6

                               MISCELLANEOUS
                               -------------
          6.1. Knowledge. For purposes of Section 3.5(d)(i)(3) of this Agreement, "Knowledge" shall mean the actual knowledge (but not the constructive or implied knowledge) of the person in question, and a fact shall not be within the knowledge of any such person if it is not actually and specifically known by such person, regardless of whether that person should have known of such fact. For all other purposes of this Agreement, "Knowledge" shall mean both the actual knowledge of an "Applicable Person" (as defined below) and the knowledge which the Applicable Person would have acquired had he or she conducted a reasonable inquiry of the applicable subject matter. Each of the following is an Applicable Person of the Company and its subsidiaries: Terry L. Theye, Lewis E. Miller, Timothy M. Mooney and Norma Skoog. Each of the following is an Applicable Person of Parent and its subsidiaries: Richard D. Sanford, Gregory A. Pratt, Stephanie D. Cohen, Edward A. Meltzer and Steven M. Kawalick.

          6.2. Survival. Only those agreements and covenants of the parties that are applicable in whole or in part after the Effective Time shall survive the Effective Time. All representations and warranties and other agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time.

          6.3. Waiver. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision or by both parties by a writing executed by an executive officer, or (ii) amended or modified at any time (including the structure of the transaction ) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the shareholders of the Company at the Company Meeting, no such amendment or modification which by law requires further approval by shareholders may be made without further shareholder approval.

          6.4. Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to the Company, to:

               The Future Now, Inc.
               8044 Montgomery Road
               Suite 601
               Cincinnati, Ohio  45236

               Attention:  Terry L. Theye

               With copies to:

               The Future Now, Inc.
               8044 Montgomery Road
               Suite 601
               Cincinnati, Ohio  45236

               Attention:  Norma Skoog, Esquire

                         and

               Arnold & Porter
               555 Twelfth Street, N.W.
               Washington, D.C.  20004

               Attention:  Steven L. Kaplan, Esquire

          If to Parent or Sub, to:

               Intelligent Electronics, Inc.
               411 Eagleview Boulevard
               Exton, Pennsylvania  19341

               Attention:  Richard D. Sanford

               With copies to:

               Intelligent Electronics, Inc.
               411 Eagleview Boulevard
               Exton, Pennsylvania  19341

               Attention:  Legal Department

               and

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, PA  19103

               Attention:  Barry M. Abelson, Esquire

          6.5. Entire Agreement; Etc. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore or contemporaneously made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Sections 1.5, 3.2 and 3.5, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          6.6. Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties, provided that Parent and Sub may assign their rights and obligations hereunder to a direct or indirect wholly-owned subsidiary, but no such assignment shall relieve Parent of its obligations hereunder.

          6.7. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          6.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          6.9. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof, except that the Merger, and the effects thereof, shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of laws rules thereof.

          6.10. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, each of Parent, Sub and the Company has executed this Agreement as of the date first above written.


                              INTELLIGENT ELECTRONICS, INC.


                              By:   /s/ Edward A. Meltzer
                                 ------------------------
                                 Name:  Edward A. Meltzer
                                 Title: Vice President


                              IE OHIO ACQUISITION CORPORATION


                              By:   /s/ Edward A. Meltzer
                                 ------------------------
                                 Name:  Edward A. Meltzer
                                 Title: Vice President


                              THE FUTURE NOW, INC.


                              By:   /s/ Terry L. Theye
                                 -------------------------
                                 Name:  Terry L. Theye
                                 Title: Chairman and Chief Executive
                                        Officer